Exhibit 10.1

FORM OF CVR ENERGY, INC.

2007 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT, made as of the      day of                     , 20         (the “Grant Date”), between CVR Energy, Inc., a Delaware corporation (the “Company”), and the individual grantee designated on the signature page hereof (the “Grantee”).

WHEREAS, the Company has adopted the CVR Energy, Inc. 2007 Long Term Incentive Plan (the “Plan”) in order to provide an additional incentive to certain employees and directors of the Company and its Subsidiaries; and

WHEREAS, the Committee responsible for administration of the Plan has authorized the grant of an award to the Grantee as provided herein.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Grant of Restricted Stock.

1.1 The Company hereby grants to the Grantee, and the Grantee hereby accepts from the Company,              shares of Restricted Stock on the terms and conditions set forth in this Agreement.

1.2 This Agreement shall be construed in accordance with and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference); and except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.	Rights of Grantee.

Except as otherwise provided in this Agreement, the Grantee shall be entitled, at all times on and after the Grant Date, to exercise all rights of a shareholder with respect to the shares of Restricted Stock (whether or not the restrictions thereon shall have lapsed), including the right to vote the shares of Restricted Stock and the right, subject to Section 6 hereof, to receive dividends thereon. Notwithstanding the foregoing, the Grantee shall not be entitled to transfer, sell, pledge, hypothecate or assign the shares of Restricted Stock (collectively, the “Transfer Restrictions”), except as described in Section 3 below.

3.	Vesting and Lapse of Restrictions.

The Restricted Stock is subject to (i) a three-year vesting period, in which thirty-three and one-third percent (33-1/3%) of the total number of shares of Restricted Stock granted hereunder will vest on each of the first three annual anniversaries of the Grant Date (each such date, a “Vesting Date”, and the shares vesting as of such date, the “Vested Shares”), provided the Grantee continues to serve as an employee of the Company, a Subsidiary or a Division on the applicable Vesting Date, and (ii) the stock retention guidelines included in the Corporate Governance Guidelines of the Company, as in effect on the date of the award (the “Retention Guidelines”). Except as otherwise provided herein, on each Vesting Date the Transfer

Restrictions shall lapse on that portion of the Vested Shares that are no longer subject to the Retention Guidelines (such shares, the “Unrestricted Shares”). For the avoidance of doubt, Unrestricted Shares include those shares of Restricted Stock withheld by the Company for purposes of satisfying Grantee’s Withholding Tax obligations pursuant to Section 8 of this Agreement.

4.	Escrow and Delivery of Shares.

4.1 Certificates or book entries representing the shares of Restricted Stock shall be issued and held by the Company in escrow and shall remain in the custody of the Company until their delivery to the Grantee or his or her estate as set forth in Section 4.2 hereof, subject to the Grantee’s delivery of any documents which the Company in its discretion may require as a condition to the issuance of shares and the delivery of shares to the Grantee or his or her estate.

4.2 Certificates or book entries representing Unrestricted Shares shall be delivered to the Grantee as soon as practicable following the applicable Vesting Date.

4.3 The Grantee may receive, hold, sell or otherwise dispose of those shares delivered to him or her pursuant to Section 4.2 free and clear of the Transfer Restrictions, but subject to compliance with all federal, state and other similar securities laws.

5.	Ceasing to Serve as Employee.

In the event the Grantee ceases to serve as an employee of the Company, a Subsidiary or a Division for any reason other than as a result of his or her death, Disability or Retirement, the Grantee shall (i) forfeit the shares of Restricted Stock that are not vested and shall have no rights with respect thereto, and (ii) retain all shares of Restricted Stock that are vested, free and clear of the Transfer Restrictions. In the event the Grantee ceases to serve as an employee of the Company, a Subsidiary or a Division by reason of the Grantee’s death, Disability or Retirement, any shares of Restricted Stock that have not vested shall become immediately vested and free and clear of the Transfer Restrictions; provided, solely for purposes of this Agreement, the Grantee will not be deemed to have met the requirements for Retirement unless such event occurs at least one (1) year following the Grant Date. Notwithstanding the foregoing, (w) if the Grantee’s employment is terminated by the Company, a Subsidiary or a Division other than for Cause or Disability at any time on or following the date the Grantee attains age 60, (x) if the Grantee’s employment is terminated by the Company, a Subsidiary or a Division other than for Cause or Disability within the one (1) year period following a Change in Control, (y) the Grantee resigns from employment with the Company, a Subsidiary or a Division for Good Reason within the one (1) year period following a Change in Control or (z) the Grantee’s termination or resignation is a Change in Control Related Termination, any shares of Restricted Stock that have not vested shall become immediately vested and free and clear of the Transfer Restrictions.

6.	Dividend Rights.

All dividends declared and paid by the Company on shares of Restricted Stock shall be deferred until such shares vest pursuant to Section 3 hereof. The deferred dividends shall be held by the Company for the account of the Grantee. Upon each Vesting Date, a pro rata share of dividends on all Vested Shares, with no interest thereon, shall be paid to the Grantee.

7.	No Right to Continued Employment.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company, any Subsidiary or any Division, nor shall this Agreement or the Plan interfere in any way with the right of the Company, any Subsidiary or any Division to terminate the Grantee’s employment therewith at any time.

8.	Withholding of Taxes.

The Grantee shall pay to the Company, or the Company and the Grantee shall agree on such other arrangements necessary for the Grantee to pay, the applicable federal, state and local income taxes required by law to be withheld (the “Withholding Taxes”), if any, upon the vesting and delivery of the shares. The Company shall have the right to deduct from any payment of cash to the Grantee any amount equal to the Withholding Taxes in satisfaction of the Grantee’s obligation to pay Withholding Taxes. Notwithstanding the foregoing, at the Grantee’s election, the Company shall withhold delivery of a number of shares with a Fair Market Value as of the vesting date equal to the Withholding Taxes in satisfaction of the Grantee’s obligations hereunder.

9.	Grantee Bound by the Plan.

The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

10.	Modification of Agreement.

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

11.	Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

12.	Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

13.	Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee’s beneficiaries, heirs, executors, administrators and successors.

14.	Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

CVR ENERGY, INC.	GRANTEE

By:	Print Name:
Title:

[Signature Page to Restricted Stock Agreement]